Exhibit (a)(13)

Title screen: Bill Doyle on the Board’s decision to reject BHP Billiton’s offer of $130 per share.
The following discussion includes forward-looking statements. Such forward-looking statements are given as of the date of this video and involve risks and uncertainties.
A number of factors and assumptions were applied in the formulation of such statements. Actual results could differ materially and there can be no assurance of future performance or market trends. Historical performance does not assure future performance.
For additional information with respect to forward-looking statements, factors, and assumptions, we direct you to the company’s most recent Form 10-K available at www.potashcorp.com.
PotashCorp’s Board of Directors, with the assistance of its independent financial and legal advisors, thoroughly reviewed BHP’s unsolicited offer of $130 per share — and we unanimously concluded that this offer is wholly inadequate and not in the best interests of our company...
our shareholders...
or our other stakeholders.
Let me give you a summary of our Board’s reasoning.
In essence, we believe:
that, first, PotashCorp is uniquely valuable.
We have a product that has no substitute —
and assets that are unparalleled in our industry.
The potash business has significant barriers to entry, which is why there are only a small number of producers anywhere in the world.
Economically viable deposits are rare —
and even if you have a deposit...
it takes a long time and a lot of money to bring a new mine to production.
We have been patiently building and managing our assets for more than 20 years — and you won’t find another company like ours anywhere in the world.
Second, this offer fails to recognize PotashCorp’s growth potential...
and ability to create shareholder value as we move forward.
Agricultural fundamentals have continued to strengthen...
and demand for our products —
particularly potash —
is growing.
We have been preparing for these conditions for years.
With our operational capability essentially doubling between 2005 and 2015 —
and our expectation of an improved pricing environment —
no company in the industry is better positioned for earnings growth.
These conditions bring us to our third point — that the timing of BHP’s offer is highly opportunistic.
Our shareholders carried the freight and supported our capital investments over the years... and through the global economic downturn.

PotashCorp shareholders —
not BHP’s —
deserve to capture the upside value.
Finally, the premium for control represented in BHP’s offer is wholly inadequate in the context of precedent acquisitions of other marquee Canadian companies — and is actually a discount to our current stock price.
For those reasons and more, the PotashCorp Board unanimously urges shareholders to reject BHP’s offer and not tender their shares.
Important Information
This discussion is neither an offer to purchase nor the solicitation of an offer to sell any securities. On August 23, 2010, PotashCorp filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) with respect to the offer to purchase commenced by BHP Billiton Development 2 (Canada) Limited, a wholly-owned subsidiary of BHP Billiton Plc. Investors and security holders of PotashCorp are urged to read the solicitation/recommendation statement and any other relevant documents filed with the SEC, because they contain important information.
Investors and security holders may obtain a free copy of the solicitation/recommendation statement and other documents that PotashCorp files with the SEC through the website maintained by the SEC at www.sec.gov and through the website maintained by PotashCorp at www.potashcorp.com. In addition, the solicitation/recommendation statement and other documents filed by PotashCorp with the SEC may be obtained from PotashCorp free of charge by directing a request to Potash Corporation of Saskatchewan Inc., 122 – 1st Avenue South, Suite 500, Saskatoon, Saskatchewan, Canada S7K 7G3, (306) 933-8500.

Title screen: Bill Doyle on potash reaching an “inflection point”.
The following discussion includes forward-looking statements. Such forward-looking statements are given as of the date of this video and involve risks and uncertainties.
A number of factors and assumptions were applied in the formulation of such statements. Actual results could differ materially and there can be no assurance of future performance or market trends. Historical performance does not assure future performance.
For additional information with respect to forward-looking statements, factors, and assumptions, we direct you to the company’s most recent Form 10-K available at www.potashcorp.com.
The long-term trends in population growth and improving diets in the developing world are well established —
and they continue to drive demand growth for food and fertilizer, especially potash.
Even though fertilizer usage declined during the economic downturn, the long-term drivers didn’t change.
Given the rising demand for food and the need to catch up on missed applications, we believe our business is at an inflection point that will fuel short- and medium-term prospects as well.
Global grain consumption remains very strong, and has become even more visible because of crop production problems in Russia, Canada and Europe.
Grain inventories have tightened and crop prices have risen, creating very supportive economic conditions for farmers in virtually every major growing region.
Prices for corn, soybeans and wheat have risen by as much as 35 percent since the beginning of the quarter, while rice, palm oil and sugar are currently 40-70 percent above the historical 10 year average.
Coffee prices are double the previous 10-year average.
With rising demand for food, China is facing significant challenges as a result of adverse weather and nutrient imbalances that were exacerbated in recent growing seasons.
This year, China is expected to import over 75 percent of its soybean requirements, at the rate of around one million tonnes per week, along with significant volumes of corn for the first time since 1996.
India is dealing with significant food inflation and is expected to consume record volumes of potash in 2010 in an effort to stimulate lagging crop yields.
Other key growing regions are also working hard to address the increasing demands on food.
We believe those factors are creating a platform for growth for our nutrients —
and particularly potash, where nutrient imbalances are most pronounced.
In 2010, all major potash markets — with the exception of China — have returned to near pre-downturn consumption levels.
And we’ve seen as recently as 2006,
when China returns to the market, they can do so with a bang.

Over the past 20 years China’s annual potash consumption growth has averaged almost 10 percent — and in eight of those 20 years, its growth has been greater than 10 percent.
We expect all key markets to return to the long-term trend line demand in 2011, with estimated potash demand of 55 million tonnes.
This excludes global distributor restocking, which could add another 5 million tonnes.
The potash industry is expected to have operational capability of around 60 million tonnes in 2011, so the forecast implies an operating rate across the sector of more than 90 percent, which —
in the potash mining business —
is a very tight market.
This operating environment is laying the foundation for improved margins in the near-term.
Important Information
This discussion is neither an offer to purchase nor the solicitation of an offer to sell any securities. On August 23, 2010, PotashCorp filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) with respect to the offer to purchase commenced by BHP Billiton Development 2 (Canada) Limited, a wholly-owned subsidiary of BHP Billiton Plc. Investors and security holders of PotashCorp are urged to read the solicitation/recommendation statement and any other relevant documents filed with the SEC, because they contain important information.
Investors and security holders may obtain a free copy of the solicitation/recommendation statement and other documents that PotashCorp files with the SEC through the website maintained by the SEC at www.sec.gov and through the website maintained by PotashCorp at www.potashcorp.com. In addition, the solicitation/recommendation statement and other documents filed by PotashCorp with the SEC may be obtained from PotashCorp free of charge by directing a request to Potash Corporation of Saskatchewan Inc., 122 – 1st Avenue South, Suite 500, Saskatoon, Saskatchewan, Canada S7K 7G3, (306) 933-8500.

Title screen: Bill Doyle on long-term potash demand, pricing and greenfield investment.
The following discussion includes forward-looking statements. Such forward-looking statements are given as of the date of this video and involve risks and uncertainties.
A number of factors and assumptions were applied in the formulation of such statements. Actual results could differ materially and there can be no assurance of future performance or market trends. Historical performance does not assure future performance.
For additional information with respect to forward-looking statements, factors, and assumptions, we direct you to the company’s most recent Form 10-K available at www.potashcorp.com.
There is a lot of chatter about potential greenfields,
but the fact is...
talk is cheap ...
and greenfield capacity isn’t.
Right now, pricing can’t support a greenfield mine.
The economics simply don’t work.
So any producer thinking about a greenfield mine is placing a huge bet on what our business looks like a long way out.
It’s not just a bet on what potash prices look like a decade or two down the road; it’s also a bet on what the ag environment looks like at that time.
Tell me what crop prices and farmer economics look like 10 to 20 years from now, because those factors need to be supportive to make greenfields work.
We estimate that the required pricing to support a greenfield mine is at least $600 to $700 per tonne on an f.o.b. mine basis —
which is roughly double the current levels.
Given our long-term outlook, we expect that eventually demand will only be satisfied by greenfield capacity —
and the pricing environment will support that.
But, as we make our way there, our existing capacity and brownfield growth platform — which was developed at a fraction of the time and cost — has become even more valuable, and we don’t intend to let anyone steal that value from our shareholders.
Important Information
This discussion is neither an offer to purchase nor the solicitation of an offer to sell any securities. On August 23, 2010, PotashCorp filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) with respect to the offer to purchase commenced by BHP Billiton Development 2 (Canada) Limited, a wholly-owned subsidiary of BHP Billiton Plc. Investors and security holders of PotashCorp are urged to read the solicitation/recommendation statement and any other relevant documents filed with the SEC, because they contain important information.
Investors and security holders may obtain a free copy of the solicitation/recommendation statement and other documents that PotashCorp files with the SEC through the website maintained by the SEC at www.sec.gov and through the website maintained by PotashCorp at www.potashcorp.com. In addition, the solicitation/recommendation statement and other documents filed by PotashCorp with the SEC may be obtained from PotashCorp free of charge by directing a request to Potash Corporation of Saskatchewan Inc., 122 – 1st Avenue South, Suite 500, Saskatoon, Saskatchewan, Canada S7K 7G3, (306) 933-8500.

Title screen: Bill Doyle on PotashCorp’s growth potential.
The following discussion includes forward-looking statements. Such forward-looking statements are given as of the date of this video and involve risks and uncertainties.
A number of factors and assumptions were applied in the formulation of such statements. Actual results could differ materially and there can be no assurance of future performance or market trends. Historical performance does not assure future performance.
For additional information with respect to forward-looking statements, factors, and assumptions, we direct you to the company’s most recent Form 10-K available at www.potashcorp.com.
Based on the long-term trendline, we expect annual demand growth of 3.0 to 3.5% in the years ahead.
In that environment, the new capacity that we’ve been building becomes increasingly valuable.
When many companies slowed spending during the downturn, we did not.
We continued to advance our $7 billion expansion projects to increase our operational capability to more than 17 million tonnes by 2015.
We did this because we have absolute confidence in the long-term demand drivers of our business.
We expect to add more than half the industry’s new capability between now and 2015, positioning PotashCorp to capture a disproportionate share of new demand growth in the coming years.
We feel this gives us the potential for powerful earnings growth in the years ahead, based on what we view as our unique five-way leverage:
First is pricing improvements —
we believe the market will transition to higher levels as increasing demand continues to add pressure.
Second is volume improvements —
we expect to roughly double our operational capability between 2005 and 2015
Third and fourth are lower per-tonne operating costs and taxes as our volumes increase
And fifth is increased earnings from...
and the value of...
our equity investments in an improved potash environment.
We believe PotashCorp is uniquely poised to create strong value for our shareholders in the near and long-term, like no other company in the industry.
It’s these factors that also underscore why we feel that the BHP offer substantially undervalues our Company.
Important Information
This discussion is neither an offer to purchase nor the solicitation of an offer to sell any securities. On August 23, 2010, PotashCorp filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) with respect to the offer to purchase commenced by BHP Billiton Development 2 (Canada) Limited, a wholly-owned subsidiary of BHP Billiton Plc. Investors and security holders of PotashCorp are urged to read the solicitation/recommendation statement and any other relevant documents filed with the SEC, because they contain important information.
Investors and security holders may obtain a free copy of the solicitation/recommendation statement and other documents that PotashCorp files with the SEC through the website maintained by the SEC at www.sec.gov and through the website maintained by PotashCorp at www.potashcorp.com. In addition, the solicitation/recommendation statement and other documents filed by PotashCorp with the SEC may be obtained from PotashCorp free of charge by directing a request to Potash Corporation of Saskatchewan Inc., 122 – 1st Avenue South, Suite 500, Saskatoon, Saskatchewan, Canada S7K 7G3, (306) 933-8500.

Title screen: Bill Doyle on the timing of BHP Billiton’s offer.
The following discussion includes forward-looking statements. Such forward-looking statements are given as of the date of this video and involve risks and uncertainties.
A number of factors and assumptions were applied in the formulation of such statements. Actual results could differ materially and there can be no assurance of future performance or market trends. Historical performance does not assure future performance.
For additional information with respect to forward-looking statements, factors, and assumptions, we direct you to the company’s most recent Form 10-K available at www.potashcorp.com.
Given the strategic importance of our assets and the inflection point we believe we’re reaching in our business, it is clearly in BHP’s interest to try to make this process as short as possible.
But we anticipate that the process will be more like a marathon than a sprint.
While there is no certainty that BHP’s offer or any other offer will ultimately result in a transaction, it’s worth noting that other large Canadian resource transactions involving marquee assets have typically taken significant time to complete.
PotashCorp is a large company that holds the rights to hundreds of years of potash resources.
Our Board will seek to ensure there is sufficient time to ensure all alternatives can be appropriately evaluated.
As we move through the process, we expect to demonstrate to the world that potash fundamentals are continuing to strengthen and that there are superior options available vs. BHP’s bid.
We are committed to defending the interests of PotashCorp shareholders to ensure that they receive the value they deserve for their investment.
Important Information
This discussion is neither an offer to purchase nor the solicitation of an offer to sell any securities. On August 23, 2010, PotashCorp filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) with respect to the offer to purchase commenced by BHP Billiton Development 2 (Canada) Limited, a wholly-owned subsidiary of BHP Billiton Plc. Investors and security holders of PotashCorp are urged to read the solicitation/recommendation statement and any other relevant documents filed with the SEC, because they contain important information.
Investors and security holders may obtain a free copy of the solicitation/recommendation statement and other documents that PotashCorp files with the SEC through the website maintained by the SEC at www.sec.gov and through the website maintained by PotashCorp at www.potashcorp.com. In addition, the solicitation/recommendation statement and other documents filed by PotashCorp with the SEC may be obtained from PotashCorp free of charge by directing a request to Potash Corporation of Saskatchewan Inc., 122 – 1st Avenue South, Suite 500, Saskatoon, Saskatchewan, Canada S7K 7G3, (306) 933-8500.

Title screen: Bill Doyle on the prospect of alternatives and other bidders.
The following discussion includes forward-looking statements. Such forward-looking statements are given as of the date of this video and involve risks and uncertainties.
A number of factors and assumptions were applied in the formulation of such statements. Actual results could differ materially and there can be no assurance of future performance or market trends. Historical performance does not assure future performance.
For additional information with respect to forward-looking statements, factors, and assumptions, we direct you to the company’s most recent Form 10-K available at www.potashcorp.com.
Potash is essential to global food production, so there is a wide universe of potentially interested parties —
and we believe BHP will not be the only bidder.
In fact, a number of third parties have already expressed interest in alternative transactions — some who we approached and others who initiated contact on their own.
While we continue to engage with interested parties, we believe —
and many of our shareholders agree — that PotashCorp is poised to achieve results as an independent, stand-alone company that far surpass BHP’s inadequate offer.
Based on our history of creating shareholder value and the potential for growth and future earnings, we are confident that the US$130 per share offer substantially undervalues our company.
We feel strongly that we can create more value by pursuing alternative options or by continuing to execute on our strategic plan.
Just take a look at our track record.
Over the last 15 years, our compounded annual total shareholder return — even with the Great Recession —
was 19 percent.
That was 10 percent greater than the average return of our competitors in the fertilizer space, and far surpassed the S&P 500’s return of 6%.
Our track record for performance is pretty tough to beat.
Important Information
This discussion is neither an offer to purchase nor the solicitation of an offer to sell any securities. On August 23, 2010, PotashCorp filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) with respect to the offer to purchase commenced by BHP Billiton Development 2 (Canada) Limited, a wholly-owned subsidiary of BHP Billiton Plc. Investors and security holders of PotashCorp are urged to read the solicitation/recommendation statement and any other relevant documents filed with the SEC, because they contain important information.
Investors and security holders may obtain a free copy of the solicitation/recommendation statement and other documents that PotashCorp files with the SEC through the website maintained by the SEC at www.sec.gov and through the website maintained by PotashCorp at www.potashcorp.com. In addition, the solicitation/recommendation statement and other documents filed by PotashCorp with the SEC may be obtained from PotashCorp free of charge by directing a request to Potash Corporation of Saskatchewan Inc., 122 – 1st Avenue South, Suite 500, Saskatoon, Saskatchewan, Canada S7K 7G3, (306) 933-8500.

Title screen: Bill Doyle on the role of arbitrageurs during the takeover bid.
The following discussion includes forward-looking statements. Such forward-looking statements are given as of the date of this video and involve risks and uncertainties.
A number of factors and assumptions were applied in the formulation of such statements. Actual results could differ materially and there can be no assurance of future performance or market trends. Historical performance does not assure future performance.
For additional information with respect to forward-looking statements, factors, and assumptions, we direct you to the company’s most recent Form 10-K available at www.potashcorp.com.
The majority of PotashCorp’s shareholder base is long-term.
We’ve met and had discussions with many of them.
They know about our performance and our potential — and they remain extremely stable and supportive.
Our large investors have clearly communicated to us that the US$130 per share offer is a non-starter.
In fact, some of our long-term holders have been adding to their positions during this period.
With smaller companies, the shareholder base can turn over substantially in a short period of time.
PotashCorp is a very large company and we expect arbitrageurs will not represent as large a portion of the shareholder base as in other, smaller transactions.
We anticipate that our long-term shareholders — many of whom have held our stock since we went public over two decades ago — will ultimately decide the value of this company and what, if any, transaction will occur.
Important Information
This discussion is neither an offer to purchase nor the solicitation of an offer to sell any securities. On August 23, 2010, PotashCorp filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) with respect to the offer to purchase commenced by BHP Billiton Development 2 (Canada) Limited, a wholly-owned subsidiary of BHP Billiton Plc. Investors and security holders of PotashCorp are urged to read the solicitation/recommendation statement and any other relevant documents filed with the SEC, because they contain important information.
Investors and security holders may obtain a free copy of the solicitation/recommendation statement and other documents that PotashCorp files with the SEC through the website maintained by the SEC at www.sec.gov and through the website maintained by PotashCorp at www.potashcorp.com. In addition, the solicitation/recommendation statement and other documents filed by PotashCorp with the SEC may be obtained from PotashCorp free of charge by directing a request to Potash Corporation of Saskatchewan Inc., 122 – 1st Avenue South, Suite 500, Saskatoon, Saskatchewan, Canada S7K 7G3, (306) 933-8500.

Title screen: Bill Doyle on PotashCorp’s employees.
The following discussion includes forward-looking statements. Such forward-looking statements are given as of the date of this video and involve risks and uncertainties.
A number of factors and assumptions were applied in the formulation of such statements. Actual results could differ materially and there can be no assurance of future performance or market trends. Historical performance does not assure future performance.
For additional information with respect to forward-looking statements, factors, and assumptions, we direct you to the company’s most recent Form 10-K available at www.potashcorp.com.
We have often stated that our people are our most valuable assets.
They helped build this company and they are fiercely loyal to it.
They know our customers, our suppliers and our business.
They ensure we do the best possible job every day.
While BHP Billiton’s wholly inadequate offer fails to reflect the value of our premier position, it does shine a bright light on the value of PotashCorp and our attractive future.
This is a clear reflection of the hard work and dedication demonstrated every day by more than 5,000 PotashCorp employees who make up the best team in the business.
I am proud of the excellent performance PotashCorp employees continue to deliver, as well as our ability to work safely while putting the needs of our customers and other stakeholders first.
Important Information
This discussion is neither an offer to purchase nor the solicitation of an offer to sell any securities. On August 23, 2010, PotashCorp filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) with respect to the offer to purchase commenced by BHP Billiton Development 2 (Canada) Limited, a wholly-owned subsidiary of BHP Billiton Plc. Investors and security holders of PotashCorp are urged to read the solicitation/recommendation statement and any other relevant documents filed with the SEC, because they contain important information.
Investors and security holders may obtain a free copy of the solicitation/recommendation statement and other documents that PotashCorp files with the SEC through the website maintained by the SEC at www.sec.gov and through the website maintained by PotashCorp at www.potashcorp.com. In addition, the solicitation/recommendation statement and other documents filed by PotashCorp with the SEC may be obtained from PotashCorp free of charge by directing a request to Potash Corporation of Saskatchewan Inc., 122 – 1st Avenue South, Suite 500, Saskatoon, Saskatchewan, Canada S7K 7G3, (306) 933-8500.